UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CHROMADEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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10005 Muirlands Blvd.

Suite G

Irvine, CA 92618

Dear Stockholder:

Our annual meeting of stockholders will be held at our headquarters, 10005 Muirlands Blvd., Suite G, Irvine, California 92618, at 2:00 p.m., local time, on Wednesday, May 13, 2009. The formal meeting notice and our proxy statement for the meeting are attached.

Each of the proposals to be presented at the annual meeting is described in the accompanying proxy statement. We urge you to carefully review the proxy statement which discusses each of the proposals in more detail.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy card in the postage-paid envelope enclosed for that purpose. Returning your completed proxy will ensure your representation at the annual meeting.

We look forward to seeing you on May 13, 2009.

Sincerely yours,

FRANK L. JAKSCH JR.

Co-Chairman of the Board of Directors

April 16, 2009

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 13, 2009:

The proxy statement and annual report to security holders are available at

http://www.chromadex.com/ir/proxy2009.pdf

CHROMADEX CORPORATION

10005 Muirlands Blvd.

Suite G

Irvine, CA 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 13, 2009

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2009 annual meeting of stockholders of ChromaDex Corporation, a Delaware corporation, will be held at 2:00 p.m., local time, on Wednesday, May 13, 2009, at our headquarters located at 10005 Muirlands Blvd., Suite G, Irvine, California 92618, for the following purposes:

1. to elect seven persons to hold office until the next annual meeting of stockholders and thereafter until their successors have been elected and qualified. Our seven nominees are: Mr. Frank L. Jaksch Jr., Mr. Thomas C. Varvaro, Mr. Stephen Block, Mr. Reid Dabney, Mr. Hugh Dunkerley, Mr. Mark S. Germain and Mr. Kevin M. Jaksch;

2. to ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2010; and

3. to transact any other business that may properly come before the annual meeting.

Your Board recommends that you vote “FOR” each of the proposals. Stockholders of record at the close of business on April 8, 2009, are entitled to vote at the annual meeting and any postponement or adjournment thereof.

All stockholders are cordially invited to attend the annual meeting in person. To ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

By Order of the Board of Directors,

THOMAS C. VARVARO

Secretary

Irvine, California

April 16, 2009

i

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF CHROMADEX CORPORATION

TO BE HELD MAY 13, 2009

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement contains information related to the annual meeting of ChromaDex Corporation, a Delaware corporation (“ChromaDex”, the “Company,” “we,” “us,” or “our”) which will be held on Wednesday, May 13, 2009 at our headquarters located at 10005 Muirlands Blvd., Suite G, Irvine, California 92618, or at any adjournment or postponement thereof.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•	to elect seven directors to our Board of Directors;

•	to ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2010; and

•	to transact any other business that may properly come before the annual meeting.

We sent you these proxy materials because our Board of Directors is requesting that you allow your shares of our common stock to be represented at the meeting by the proxyholders named in the enclosed proxy card. This proxy statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission (the “SEC”), and that is designed to assist you in voting your shares. We began mailing these proxy materials on or about April 16, 2009 to all stockholders of record at the close of business on April 8, 2009.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock at the close of business on April 8, 2009 are entitled to vote at the annual meeting. As of April 8, 2009, there were 28,838,216 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the annual meeting.

Your vote is important. Stockholders can vote in person at the annual meeting or by proxy. If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the other proposals.

What votes are needed to hold the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. If you have returned a valid proxy or attend the meeting in person, your outstanding shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting who will also determine whether or not a quorum is present. For purposes of determining whether a quorum is present, abstentions and “broker non-votes,” if any, will be counted as present.

How does the Board of Directors recommend that I vote on the proposals?

If no instructions are indicated on your valid proxy, the proxyholders will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

•	“FOR” each of the nominees for director listed in this proxy statement;

•	“FOR” the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2010.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the proxyholders will vote as recommended by the Board, or if no recommendation is given, in their own discretion.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on the proposal to elect directors (Proposal No. 1), and the ratification of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2010 (Proposal No. 2), which are routine matters.

Can I change my vote after I have mailed my signed proxy card?

There are three ways in which you can change your vote before your proxy is voted at the annual meeting. First, you can send our secretary a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the annual meeting and vote in person. Your attendance at the annual meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions.

What vote is required to approve each proposal?

Directors are elected by a plurality of the votes present in person or represented by proxy. This means that the seven individuals nominated for election to the Board who receive the most votes will be elected. Ratification of McGladrey & Pullen, LLP as our independent registered public accounting firm and approval of any other proposals to be brought before the annual meeting, require the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the subject matter.

What is the effect of abstentions and broker non-votes and how may I vote my shares?

Election of Directors. The election of directors is a routine matter for brokers that hold their clients’ shares in “street name.” If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions will not be counted in the election of directors. You may vote “For” all nominees, “Withhold” your vote from all nominees, or vote “For” one or more nominees and “Withhold” your vote from the other nominees.

Ratification of the appointment of McGladrey & Pullen, LLP as independent registered public accounting firm. The ratification of the appointment of an independent registered public accounting firm is a routine matter for brokers that hold their clients’ shares in “street name.” Abstentions will have the same effect as a negative vote. You may vote “For”, “Against” or “Abstain” from voting on the proposal of ratifying our independent registered accounting firm.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members, four of whom are independent within the independence requirements of Marketplace Rule 4350(d)(2) of the NASDAQ Stock Market, Inc. We are proposing to re-elect all seven existing Board members. Consequently, at the annual meeting, a total of seven directors will be elected to hold office until the 2010 annual meeting of stockholders and until their successors have been elected and qualified.

Unless otherwise instructed, the proxyholders will vote the proxies received by them for the seven nominees named below. If any of our nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxyholders.

Information Regarding Nominees for Director

Biographical summaries and ages as of the date hereof of individuals nominated for election as directors are provided below:

Frank L. Jaksch Jr., 40, is a co-founder of ChromaDex and has served as Co-Chairman of the Board and Chief Executive Officer since 2000. Mr. Jaksch oversees strategy, operations and marketing for the Company with a focus on scientific products and pharmaceutical and nutraceutical markets. From 1993 to 1999, Mr. Jaksch served as International Subsidiaries Manager of Phenomenex, a life science supply company where he managed the international subsidiary and international business development divisions. Mr. Jaksch earned a B.S. in Chemistry and Biology from Valparaiso University. Frank L. Jaksch Jr. is the brother of Kevin Jaksch.

Thomas C. Varvaro, 39, has served as ChromaDex’s Chief Financial Officer since 2004 and Secretary since 2006. He has also served as a director since 2006. Mr. Varvaro oversees operations, accounting, information technology, inventory, distribution, and human resources management for the Company. Mr. Varvaro has developed skills in process mapping, information technology custom application design, enterprise risk systems deployment, plant automation and reporting and bar code tracking implementation from his prior business experiences. From 1998 to 2004, Mr. Varvaro was employed by Fast Heat, Inc., a Chicago, Illinois based global supplier to the plastics, HVAC, packaging, and food processing industries, where he began as Controller and was promoted to Chief Information Officer and then Chief Financial Officer during his tenure. From 1993 to 1998, Mr. Varvaro was employed by Maple Leaf Bakery, USA, a Chicago, Illinois based company, during its rise to becoming a national leader in specialty food products. Mr. Varvaro served as Staff Accountant and was promoted to Assistant Controller during his tenure. He earned a B.S. in Accounting from University of Illinois, Urbana, and is a Certified Public Accountant.

Stephen Block, 64, has been a director of ChromaDex since 2007 and Chair of the Compensation Committee, a member of the Audit Committee and a member of the Nominating and Corporate Governance Committee since 2007. Mr. Block is also a director and Chair of the Corporate Governance and Nominating Committee and a member of the Audit Committee of Senomyx, Inc., a public biotech company. He has served on the Board of Senomyx, Inc., since 2005. He also serves as the Chairman of the Board of Blue Pacific Flavors and Fragrances, Inc., and as a director of Allylix, Inc., eGuardian, Inc., AccioNet, LLC and XSCapacity.com, all privately held companies. He has served on these boards since 2007, 2008, 2009, and 2007, respectively. Mr. Block is also a member of the Executive Committee of the Orange County network of Tech Coast Angels, the country’s largest angel investor group, and is a managing partner in Venture Farm, LLC, an early stage fund providing capital, mentoring and education to entrepreneurs. For the 11 years prior to 2004, Mr. Block was the Senior Vice President, General Counsel and Secretary at International Flavors & Fragrances Inc., a New York Stock Exchange listed corporation that had annual grosses of more than $2.0 billion in revenue during his tenure. Mr. Block has experience in domestic and international mergers and acquisitions and joint ventures and financings, government affairs and lobbying, and corporate, product liability and regulatory law. He has served on the Board of Governors, and in one case, as President, of domestic and international trade associations. Mr. Block earned a B.A., cum laude, from Yale University and a J.D. from Harvard Law School.

Reid Dabney, 57, has served as a director of ChromaDex and has chaired the Audit Committee since October 2007. Since March 2005, he has also served as Foldera, Inc.’s (and its predecessor company’s) Senior Vice President and Chief Financial Officer. From July 2003 to November 2005, Mr. Dabney was engaged by CFO911 as a business and financial consultant. From January 2003 to August 2004, Mr. Dabney served as Vice President of National Securities, a broker-dealer firm specializing in raising equity for private operating businesses that have agreed to become public companies through reverse merger transactions with publicly traded shell companies. From June 2002 to January 2003, Mr. Dabney was the Chief Financial Officer of House Ear Institute in Los Angeles, California. Mr. Dabney received a B.A. from Claremont McKenna College and an M.B.A. in Finance from the University of Pennsylvania’s Wharton School. Mr. Dabney also holds Series 7, 24 and 63 licenses from the Financial Industry Regulatory Authority (FINRA).

Hugh Dunkerley, 35, has served as a director of ChromaDex since December 2005. From October 2002 to December 2005 Mr. Dunkerley served as Director of Corporate Development at ChromaDex. Mr. Dunkerley has been Manager of Capital Markets for the FDIC, Division of Resolutions and Receiverships, since February 2009. He was President and Chief Executive Officer of Foldera, Inc. (OTCBB:FDRA.OB) since from October 31, 2007 to February 17, 2009. He had served as Foldera’s Chief Operating Officer from June 2007 to October 31, 2007 and as Vice President of Corporate Finance from June 2006 to June 2007. From January 2006 to July 2006, Mr. Dunkerley served as Vice President of Small-Mid Cap Equities at Hunter Wise Financial Group, LLC, specializing in investment banking advisory services to US and EU companies. Mr. Dunkerley received his undergraduate degree from the University of Westminster, London and earned a MBA from South Bank University, London. Mr. Dunkerley also holds Series 7 and 66 licenses from FINRA.

Mark S. Germain, 58, has served as Co-Chairman of the Board of Directors since he co-founded ChromaDex in 2000, and he has served on the Audit Committee since October 2007. Mr. Germain has extensive experience as a merchant banker in the biotech and life sciences industries. He has been involved as a founder, director, Chairman of the Board of, and/or investor in over twenty companies in the biotech field, and assisted many of them in arranging corporate partnerships, acquiring technology, entering into mergers and acquisitions, and executing financings and going public transactions. He graduated from New York University School of Law, Order of the Coif, in 1975 and was a partner in a New York law firm practicing corporate and securities law before entering the private sector in 1986. Between 1986 and 1991, he served businesses in senior executive capacities, including as president of a public company sold in 1991. In addition to his role as Co-Chairman of the Company, Mr. Germain is currently a director of the following publicly traded companies: Omnimmune Corp., Stem Cell Innovations, Inc., Collexis Holdings, Inc., and Pluristem Therapeutics, Inc. He is also a co-founder and director of a number of private companies in the biotechnology field.

Kevin Jaksch, 38, has served as a director of ChromaDex since 2000. Since 2000, Mr. Jaksch has served as Vice President and Branch Manager at Charles Schwab & Co., Inc. (NASDAQ: SCHW). Mr. Jaksch has been a registered representative at Schwab for 16 years and a registered principal for 13 years overseeing two offices with over four billion in assets. Mr. Jaksch has broad experience in the financial markets and in financial advising. Mr. Jaksch earned a B.A. in Communications from the University of Southern California in Los Angeles. Kevin Jaksch is the brother of Frank L. Jaksch Jr.

The Board recommends that you vote “FOR” the election of each of the nominees listed above. Proxies received will be so voted unless stockholders specify otherwise in the proxy.

CORPORATE GOVERNANCE

Director Independence

Under the NASDAQ Stock Market Marketplace Rules, a director will only qualify as an independent director if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of Stephen Block, Reid Dabney, Hugh Dunkerley and Mark Germain has no material relationship with our Company and is independent within the independence requirements of Marketplace Rule 4350(d)(2) of the NASDAQ Stock Market, Inc. Frank L. Jaksch Jr. does not meet the aforementioned independence standards because he is the Chief Executive Officer of our Company, Thomas C. Varvaro does not meet the independence standards because he is the Chief Financial Officer of our Company, and Kevin Jaksch does not meet the independence standards because he is a family member of Frank L. Jaksch Jr., who is the Chief Executive Officer of our Company.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Other committees may be established by the Board from time to time. Following is a description of each of the committees and their composition.

Audit Committee. Our Audit Committee currently consists of three directors: Messrs. Reid Dabney (chairman), Mark S. Germain and Stephen Block. The Board has determined that:

•	Mr. Reid Dabney qualifies as an “audit committee financial expert,” as defined by the SEC in Item 407(d)(5) of Regulation S-K; and

•

all members of the Audit Committee (i) are “independent” under the independence requirements of Marketplace Rule 4350(d)(2) of the NASDAQ Stock Market, Inc., (ii) meet the criteria for independence as set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) have not participated in the preparation of our financial statements at any time during the past three years and (iv) are financially literate and have accounting and finance experience.

The Audit Committee is governed by a charter, which was adopted by the Board and is available on our website at www.chromadex.com/ir/corpgov.html. Among other things, the charter calls upon the Audit Committee to:

•	oversee our auditing, accounting and control functions, including having primary responsibility for our financial reporting process;

•	monitor the integrity of our financial statements to ensure the balance, transparency and integrity of published financial information;

•	monitor our outside auditors’ independence, qualifications and performance;

•	monitor our compliance with legal and regulatory requirements; and

•	monitor the effectiveness of our internal controls and risk management system.

It is not the duty of the Audit Committee to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. Our Audit Committee does, however, consult with management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit

Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and approving professional services provided by them. The Audit Committee held three meetings during 2008.

Compensation Committee. Our Compensation Committee consists of three members: Messrs. Stephen Block (chairman), Frank L. Jaksch Jr. and Kevin Jaksch. The Board has determined that:

•	Stephen Block qualifies as an “independent” member under the independence requirements of Marketplace Rule 4350(d)(2) of the NASDAQ Stock Market, Inc.;

•	all members of the Compensation Committee qualify as “non-employee directors” under Exchange Act Rule 16b-3 other than Frank L. Jaksch Jr.; and

•	all members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) other than Frank L. Jaksch Jr.

The Compensation Committee is governed by a charter, which was adopted by the Board and is available on our website at www.chromadex.com/ir/corpgov.html. Among other things, our Compensation Committee determines the compensation of the Chief Executive Officer (with Mr. Jaksch recusing himself), reviews and approves compensation for all other executive officers as presented by the Chief Executive Officer, reviews and makes recommendations with respect to incentive compensation plans and equity-based plans, and provides oversight and guidance for compensation and benefit programs for all of our employees. The Compensation Committee does not use the services of any external consultant in determining either executive or director compensation. The Compensation Committee held four meetings during 2008.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of three members: Messrs. Thomas C. Varvaro (chairman), Hugh Dunkerley and Stephen Block. The Board has determined that all members of the Nominating and Corporate Governance Committee, other than Mr. Varvaro, qualify as “independent” under the independence requirements of Marketplace Rule 4350(d)(2) of the NASDAQ Stock Market, Inc. The Nominating and Corporate Governance Committee is governed by a charter that was adopted by the Board and is available on our website at www.chromadex.com/ir/corpgov.html. Among other things, our Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends to the Board the nominees for election to the Board. The Nominating and Corporate Governance Committee did not meet during 2008.

Code of Conduct

The Board has established a corporate Code of Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Conduct.

Waivers to the Code of Conduct may be granted only by the Board. In the event that the Board grants any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on a Current Report on Form 8-K.

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our Code of Conduct and the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are:

•	available on our corporate website; and

•	available in print to any stockholder who requests them from our corporate secretary.

Director Attendance

The Board held five meetings during 2008. Each director attended at least 75% of the aggregate of the Board meetings and the committees on which he served.

Board Qualification and Selection Process

The Nominating and Corporate Governance Committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees. The Nominating and Corporate Governance Committee will consider persons recommended by stockholders for nomination for election as directors. The Nominating and Corporate Governance Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a committee-recommended nominee. Stockholders wishing to recommend director candidates must follow the prior notice requirements as described under “Stockholder Proposals” on page 19 of this proxy statement.

Communications to the Board

Stockholders interested in communicating with the Board or to specified individual directors may do so in writing to ChromaDex Corporation, 10005 Muirlands Blvd. Suite G, Irvine, CA. 92618; Attn: Thomas C. Varvaro, Secretary. These communications will be forwarded to the appropriate director or directors.

Stockholder Meeting Attendance

Directors are strongly encouraged to attend annual meetings of stockholders, but no specific policy exists regarding attendance by directors at such meetings.

2008 DIRECTOR COMPENSATION

Non-employee Board members currently receive an annual grant of 30,000 options to buy ChromaDex common stock upon reelection by the Stockholders. These options are granted under the Second Amended and Restated 2007 Equity Incentive Plan of the Company the “2007 Plan” and are granted on the same terms as those being offered to employees. The vesting schedule of the options is as follows: 25% of the options vest on the first anniversary of the grant and 2.083% vest monthly thereafter.

The following table provides information concerning compensation of directors of ChromaDex who were directors for the fiscal year ended January 3, 2009. The compensation reported is for services as directors for the fiscal year ended January 3, 2009.

Summary Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen Block (2)	—	—	4,564	—	—	—	4,564
Reid Dabney (3)	—	—	3,526	—	—	—	3,526
Hugh Dunkerley (4)	—	—	5,603	—	—	—	5,603
Mark S. Germain (5)	—	—	17,369	—	—	—	17,369
Frank L. Jaksch (6)	—	—	—	—	—	—	—
Kevin M. Jaksch (7)	—	—	14,264	—	—	—	14,264
Thomas C. Varvaro (8)	—	—	—	—	—	—	—

(1)	The amounts in the column titled “Option Awards” above reflect the dollar amounts recognized for financial statement reporting purposes in accordance with FAS 123R for the fiscal year ended January 3, 2009. See Note 8 of the ChromaDex Corporation Consolidated Financial Report included in our Annual Report on Form 10-K for the year ended January 3, 2009 for a description of certain assumptions in the calculation of these amounts pursuant to FAS 123R.
(2)	Stephen Block held an aggregate of 95,000 option awards as of January 3, 2009.
(3)	Reid Dabney held an aggregate of 80,000 option awards as of January 3, 2009.
(4)	Hugh Dunkerley held an aggregate of 185,000 option awards as of January 3, 2009.
(5)	Mark S. Germain held an aggregate of 280,000 option awards as of January 3, 2009.
(6)	Frank L. Jaksch held an aggregate of 1,150,000 option awards as of January 3, 2009.
(7)	Kevin M. Jaksch held an aggregate of 235,000 option awards as of January 3, 2009.
(8)	Thomas C. Varvaro held an aggregate of 600,000 option awards as of January 3, 2009.

EXECUTIVE COMPENSATION

This section of the proxy statement explains our compensation for the persons who served as our Chief Executive Officer and our Chief Financial Officer (our “Named Executive Officers”) during our fiscal year ended January 3, 2009. The Company has elected to use the Smaller Reporting Company rules issued by the SEC regarding the disclosure of executive compensation. Under these rules, the Company provides executive compensation disclosure for our Named Executive Officers, the Summary Compensation Table for two years, Outstanding Equity Awards at Year End Table, Director Compensation Table and certain narrative disclosures.

Executive Officers

All of our executive officers serve at the discretion of the Board. The persons listed below are our executive officers as of the date hereof:

Name	Age	Positions with our Company
Frank L. Jaksch Jr.	40	Chief Executive Officer and President
Thomas C. Varvaro	39	Chief Financial Officer, Treasurer and Secretary

Biographical information regarding each of our executive officers is set forth above under the heading “Election of Directors.”

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation earned by our Chief Executive Officer (the principal executive officer) and Chief Financial Officer (the principal financial officer) who served during the year ended January 3, 2009 as executive officers of ChromaDex. The compensation indicated below was paid by ChromaDex.

Name	Year	Salary		Bonus		Option Awards (1)		All Other Compensation	Total ($)
Frank L. Jaksch Jr.	2008	$156,769	(2)	—		$58,831	(3)	$1,788	$217,388
	2007	$150,000	(4)	$15,000	(5)	—		$1,920	$166,920
Thomas C. Varvaro	2008	$120,000		—		$6,921	(6)		$126,921
	2007	$110,000		$10,000	(7)	—		—	$120,000

(1)	The amounts in the column titled “Option Awards” above reflect the dollar amounts recognized for financial statement reporting purposes in accordance with FAS 123R for the fiscal years ended January 3, 2009. See Note 8 of the ChromaDex Corporation Consolidated Financial Report included in our Annual Report on Form 10-K for the year ended January 3, 2009 for a description of certain assumptions in the calculation of these amounts pursuant to FAS 123R.
(2)	Frank L. Jaksch Jr. was paid $146,385 of his salary in cash in 2008 and the remainder is owed to him as unpaid compensation. See “Certain Relationships and Related Transactions” below.
(3)	On April 21, 2008, Frank L. Jaksch, Jr. was granted options to purchase 850,000 shares of ChromaDex common stock at an exercise price of $1.50. These options expire on April 21, 2018, and 25% of the shares vest on April 21, 2009 and the remaining 75% vest 2.083% monthly thereafter.
(4)	Frank L. Jaksch Jr. was paid $66,181 of his salary in cash in 2007 and the remainder is owed to him as unpaid compensation. See “Certain Relationships and Related Transactions” below.
(5)	The bonus granted to Mr. Jaksch in 2007 was discretionary and was not pursuant to a formula.
(6)	On April 21, 2008, Thomas C. Varvaro was granted options to purchase 100,000 shares of ChromaDex common stock at an exercise price of $1.50. These options expire on April 21, 2018 and 25% of the shares vest on April 21, 2009 and the remaining 75% vest 2.083% monthly thereafter.
(7)	The bonus granted to Mr. Varvaro in 2007 was discretionary and was not pursuant to a formula.

Employment and Consulting Agreements

The material terms of employment agreements with the Named Executives Officers previously entered into by ChromaDex are described below.

Employment Agreement with Frank L. Jaksch Jr.

ChromaDex entered into a two-year employment agreement dated April 14, 2008 with Frank L. Jaksch Jr., its Chief Executive Officer. Pursuant to this agreement, Mr. Jaksch is entitled to receive a minimum base salary of $150,000 per year, subject to certain milestones. One of the milestones provided that, following the Merger, Mr. Jaksch would be entitled to a base salary of $175,000. The Merger occurred on June 20, 2008, as a result of which Mr. Jaksch’s base salary was increased to $175,000 per year. Mr. Jaksch’s current salary is $175,000 per year. Mr. Jaksch is also eligible for discretionary bonuses as determined by our Board of Directors. See “Change of Control of the Company” below for additional information about the Merger.

Pursuant to his employment agreement, Mr. Jaksch is eligible to be granted stock options for purchase of our shares at the sole discretion of our Board of Directors. Mr. Jaksch is also entitled to receive the standard benefits generally available to other members of senior management.

In the event Mr. Jaksch’s employment with us is terminated voluntarily by Mr. Jaksch, he will be entitled to any accrued but unpaid base salary and any stock vested through the date of his termination. In addition, if Mr. Jaksch leaves the Company for Good Reason (as defined in his employment agreement) he will also be entitled to severance (as set forth in the employment agreement), whatever bonus he would have been entitled to for the year in which such termination occurs, and he will be deemed to have been employed for the entirety of such year. As used herein, “Good Reason” means any of the following: (A) the assignment of duties materially inconsistent with those of other employees in similar employment positions, and Mr. Jaksch provides written notice to ChromaDex within 60 days of such assignment that such duties are materially inconsistent with those duties of such similarly-situated employees and ChromaDex fails to release Mr. Jaksch from his obligation to perform such inconsistent duties and to re-assign Mr. Jaksch to his customary duties within 20 business days after ChromaDex’s receipt of such notice; or (B) if, without the consent of Mr. Jaksch, Mr. Jaksch’s normal place of work is or becomes situated more than 50 linear miles from Mr. Jaksch’s personal residence as of the effective date of his employment agreement, or (C) a failure by ChromaDex to comply with any other material provision of the employment agreement which has not been cured within 60 days after notice of such noncompliance has been given by Mr. Jaksch to ChromaDex, or if such failure is not capable of being cured in such time, a cure shall not have been diligently pursued by ChromaDex within such 60 day period. Severance will then consist of 16 weeks of paid salary, unless Mr. Jaksch signs a release, in which case he will receive compensation equal to the lesser of the remainder of the term of the agreement, or 12 months paid salary.

In the event Mr. Jaksch’s employment terminates as a result of his death or disability, he, or his estate, as the case may be, will be entitled to his accrued but unpaid base salary, stock vested through the date of his termination and, notwithstanding any policy of ChromaDex to the contrary, any bonus that would be due to him for the fiscal year in which termination pursuant to death or disability took place. At the option of the Board, Mr. Jaksch’s bonus will be either prorated or paid in full to him, or his estate, as the case may be, at the time he would have received such bonus had he remained an employee of ChromaDex.

In the event that Mr. Jaksch is terminated by us for good reason (as defined in his employment agreement), he will only be entitled to his accrued but unpaid base salary, and any stock vested through the date of his termination.

In the event that Mr. Jaksch is terminated due to a Cessation of Business (as defined in his employment agreement), Mr. Jaksch will be entitled to a lump sum payment of base salary and continuation of health benefits until the earlier of the remainder of the term of the agreement or nine months from the date of termination.

In the event we terminate Mr. Jaksch’s employment without cause (as defined in the employment agreement), Mr. Jaksch is entitled to severance in the form of any stock vested through the date of his termination and continuation of his base salary for a period of eight weeks, or, if Mr. Jaksch enters into a standard separation agreement at the Company’s sole discretion, Mr. Jaksch will receive continuation of base salary and health benefits, together with applicable fringe benefits as provided to other executive employees until the earlier of the term of his employment agreement or 12 months from the date of termination.

Employment Agreement with Thomas C. Varvaro

ChromaDex entered into a two-year employment agreement dated April 14, 2008 with Thomas C. Varvaro, its Chief Financial Officer. Pursuant to this agreement, Mr. Varvaro is entitled to receive a minimum base salary of $110,000 per year, subject to certain milestones. One of those milestones provided that, following the Merger, Mr. Varvaro would be entitled to a base salary of $130,000. Following the Merger, Mr. Varvaro’s base salary was increased to $130,000 per year. Mr. Varvaro’s current base salary is $130,000 per year. Mr. Varvaro is also eligible for discretionary bonuses as determined by our Board of Directors. See “Change of Control of the Company” below for additional information about the Merger.

Pursuant to his employment agreement, Mr. Varvaro is eligible to be granted stock options for purchase of our shares at the sole discretion of our Board of Directors. Mr. Varvaro is also entitled to receive the standard benefits generally available to other members of senior management.

In the event Mr. Varvaro’s employment with us is terminated voluntarily by Mr. Varvaro he will be entitled to any accrued but unpaid base salary, and any stock vested through the date of his termination. In addition, if Mr. Varvaro leaves the Company Good Reason (as defined in his employment agreement) he will also be entitled to severance (as set forth in the employment agreement), whatever bonus he would have been entitled to for the year in which such termination occurs, and he will be deemed to have been employed for the entirety of such year. As used herein, “Good Reason” means any of the following: (A) the assignment of duties materially inconsistent with those of other employees in similar employment positions, and Mr. Varvaro provides written notice to ChromaDex within 60 days of such assignment that such duties are materially inconsistent with those duties of such similarly-situated employees and ChromaDex fails to release Mr. Varvaro from his obligation to perform such inconsistent duties and to re-assign Mr. Varvaro to his customary duties within 20 business days after ChromaDex’s receipt of such notice; or (B) if, without the consent of Mr. Varvaro, Mr. Varvaro’s normal place of work is or becomes situated more than 50 linear miles from Mr. Varvaro’s personal residence as of the effective date of his employment agreement, or (C) a failure by ChromaDex to comply with any other material provision of the employment agreement which has not been cured within 60 days after notice of such noncompliance has been given by Mr. Varvaro to ChromaDex, or if such failure is not capable of being cured in such time, a cure will not have been diligently pursued by ChromaDex within such 60 day period. Severance will then consist of 16 weeks of paid salary, unless Mr. Varvaro signs a release, in which case he will receive compensation equal to the lesser of the remainder of his agreement or 12 months paid salary.

In the event Mr. Varvaro is terminated as a result of his death or disability he will be entitled to his accrued but unpaid base salary, stock vested through the date of his termination and, notwithstanding any policy of ChromaDex to the contrary, any bonus that would be due to him for the fiscal year in which termination pursuant to death or disability took place at the option of the Board. Mr. Varvaro’s bonus will be either prorated or paid in full to him (or his estate, as the case may be) at the time he would have received such bonus had he remained an employee of ChromaDex.

In the event that Mr. Varvaro is terminated by us for good reason (as defined in his employment agreement), he will only be entitled to his accrued but unpaid base salary, and any stock vested through the date of his termination.

In the event that Mr. Varvaro is terminated due to a Cessation of Business (as defined in his employment agreement), Mr. Varvaro will be entitled to a lump sum payment of base salary and continuation of health benefits until the earlier of the remainder of the term of the agreement or nine months from the date of termination.

In the event we terminate Mr. Varvaro’s employment without cause (as defined in his employment agreement), Mr. Varvaro is entitled to severance in the form of any stock vested through the date of his termination and continuation of his base salary for a period of eight weeks, or, if Mr. Varvaro enters into a standard separation agreement at the Company’s sole discretion, Mr. Varvaro will receive continuation of base salary and health benefits, together with applicable fringe benefits as provided to other executive employees until the earlier of the term of his employment agreement or 12 months from the date of termination.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding stock options held by our Named Executive Officers as of January 3, 2009.

Outstanding Stock Options at 2008 Fiscal Year-End

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Name
Frank L. Jaksch Jr.	120,000	180,000	(1)	—	1.50	12/1/2016
	—	700,000	(2)	—	1.50	4/21/2018
	—	150,000	(3)	—	1.50	4/21/2018

Thomas C. Varvaro	240,000	—		—	1.00	1/19/2014
	10,000	—		—	1.00	1/19/2014
	100,000	150,000	(4)	—	1.50	12/1/2016
	—	100,000	(5)		1.50	4/21/2018

(1)	60,000 of Mr. Jaksch’s options vest on December 1 of each year.
(2)	175,000 of Mr. Jaksch’s options vest on April 21, 2009, and 14,583 options vest monthly thereafter through April 21, 2012.
(3)	37,500 of Mr. Jaksch’s options vest on April 21, 2009, and 3,125 options vest monthly thereafter through April 21, 2012.
(4)	50,000 of Mr. Varvaro’s options vest on December 1 of each year.
(5)	25,000 of Mr. Varvaro’s options vest on April 21, 2009, and 2,083 options vest monthly thereafter through April 21, 2012.

Change of Control of the Company

On May 21, 2008, Cody Resources, Inc., a Nevada corporation, (“Cody”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Cody, CDI Acquisition, Inc., a California corporation and wholly-owned subsidiary of Cody (“Acquisition Sub”), and ChromaDex, Inc. (the “Merger”). Subsequent to the signing of the Merger Agreement, Cody merged into a Delaware corporation for the sole purpose of changing the domicile of Cody to the State of Delaware.

Pursuant to the terms of the Merger Agreement, and upon satisfaction of specified conditions, including approval by ChromaDex, Inc. shareholders on June 18, 2008, Acquisition Sub merged with and into ChromaDex, Inc. and ChromaDex, Inc., as the surviving corporation, became a wholly-owned subsidiary of Cody.

On the closing date, pursuant to the terms of the Merger Agreement, former ChromaDex, Inc. shareholders received approximately 23,522,122 shares of Cody Common Stock, or approximately 83.94% of the post-merger company’s outstanding shares, and the directors and executive officers of Cody, Donald Sampson and Barbara Grant, resigned from their respective positions with Cody. The directors and executive officers of ChromaDex, Inc. immediately prior to the Merger became the directors and executive officers of Cody, renamed ChromaDex Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At January 3, 2009 and December 29, 2007, the Company owed $1,178,206 and $1,167,822, respectively, to Frank L Jaksch Jr. and Mark Germain relating to unpaid compensation. Of the amount outstanding as of January 3, 2009, approximately $836,000 is owed to Mr. Jaksch and $341,000 is owed to Mr. Germain. The amounts owed are unsecured, non-interest bearing, and payable on demand.

The Company sold $50,000 and $11,000 worth of product development services to Pagoda Pharma Group, Inc. (BVI), formerly Can-Nan Horizon Quest, Inc. (BVI) (“Pagoda”), in 2008 and 2007, respectively. Frank L. Jaksch Jr. owns 1,500 shares of Pagoda, which is 1.27% of Pagoda’s outstanding shares and served as its director until April 2007. Frank L. Jaksch Sr. (Frank L. Jaksch Jr.’s father) effectively owns 11,500.62 shares of Pagoda (4,216 through direct ownership and 7,284.62 through his ownership interest in Horizon Quest, LLC), which is 9.77% of Pagoda’s outstanding shares, and he serves as the company’s Executive Chairman and director. Thomas C. Varvaro is currently a director of Pagoda.

On June 20, 2007, ChromaDex and Pagoda entered into a business development agreement whereby Pagoda will market ChromaDex products in China. Each company jointly owns products that are developed and commercialized pursuant to the agreement. The business terms of the agreement vary for each product that is developed. The term of the agreement extends through June 20, 2010 and automatically renews each year thereafter, however, arrangements for individual products may have separate lengths of terms.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 8, 2009, the record date of the annual meeting, there were 28,838,216 shares of our common stock outstanding. In addition, at April 8, 2009 there were options representing rights to purchase up to approximately 3,679,307 shares of ChromaDex common stock at a weighted average exercise price of $1.36 per share and warrants representing rights to purchase up to approximately 2,054,740 shares of ChromaDex common stock at a weighted average exercise price of $2.73 per share. The following table sets forth certain information regarding our capital stock, beneficially owned as of April 8, 2009, by each person known to us to beneficially own more than 5% of our common stock, each executive officer and director, and all directors and executive officers as a group. We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date. Shares issuable upon exercise of options or warrants that are exercisable or convertible within 60 days after April 8, 2009 are included as beneficially owned by the holder. Beneficial ownership generally includes voting and dispositive power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Aggregate Percentage Ownership
Black Sheep, FLP (3)	6,225,155		21.59%
Margie Chassman	4,407,640		15.28%
Margery Germain (4)	2,750,330		9.54%
Strategic Biotech Advisors, Inc.	2,086,884		7.24%
Jaksch Family Trust (5)	1,429,000		4.96%
Directors
Stephen Block (6)	23,604		0.08%
Reid Dabney (7)	19,542		0.07%
Hugh Dunkerley (8)	102,667		0.36%
Mark S. Germain (9)	770,043		2.67%
Kevin M. Jaksch (10)	61,521		0.21%
Frank Louis Jaksch Jr. (11)	8,004,363		27.76%
Thomas C. Varvaro (12)	377,083		1.31%
Named Executive officers
Frank Louis Jaksch Jr., Chief Executive Officer	(See above	)
Thomas C. Varvaro, Chief Financial Officer	(See above	)
All directors and executive officers as a group (7 Directors) (13)	9,358,823		32.45%

(1)	Addresses for the Beneficial Owners listed are: Black Sheep, FLP, 8 Garzoni Aisle, Irvine, California 92606; Margie Chassman, 445 West 23rd Street, Apt. 16E, New York, NY 10011; Margery Germain, 15 Bank Street, White Plains, NY 10606; Strategic Biotech Advisors, Inc., 4417 Downing Place Way, Mt. Pleasant SC 29466; Jaksch Family Trust, 70 Pienza, Laguna Niguel, CA 92677.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to shares beneficially owned. Unless otherwise specified, reported ownership refers to both voting and dispositive power. Shares of Common Stock issuable upon the conversion of stock options within the next 60 days are deemed to be converted and beneficially owned by the individual or group identified in the Aggregate Percentage Ownership column.
(3)	Black Sheep, FLP is a family limited partnership the co-general partners of which are Frank L. Jaksch, Jr. and Tricia Jaksch and the sole limited partners of which are Frank L. Jaksch, Jr., Tricia Jaksch and the Jaksch Family Trust.
(4)	Includes 696,335 shares owned by Lucie Germain, Margery Germain’s adult daughter. Ms. Germain disclaims beneficial ownership of these shares. Margery Germain is the wife of Mark Germain. See Footnote 9 of this table below.
(5)	Frank Louis Jaksch, Sr. and Maria Jaksch are trustees of the Jaksch Family Trust.

(6)	Includes 23,604 stock options exercisable within 60 days.
(7)	Includes 19,542 stock options exercisable within 60 days.
(8)	Includes 102,667 stock options exercisable within 60 days.
(9)	Includes 73,708 stock options exercisable within 60 days. Does not include the shares beneficially owned by Margery Germain, as Mr. Germain does not share voting or dispositive control over those shares. Includes 696,335 shares owned by Lucie Germain, Mark Germain’s adult daughter. Mr. Germain disclaims beneficial ownership of these shares.
(10)	Includes 61,521 stock options exercisable within 60 days.
(11)	Includes 1,429,000 shares owned by the Jaksch Family Trust, beneficially owned by Frank L. Jaksch Jr. because Mr. Jaksch Jr. has shared voting power for such shares. Includes 6,225,155 shares owned by Black Sheep, FLP beneficially owned by Mr. Jaksch, Jr. because he has shared voting power and shared dispositive power for such shares. Includes 350,208 stock options exercisable within 60 days.
(12)	Includes 377,083 stock options exercisable within 60 days.
(13)	Includes 696,335 shares owned by Lucie Germain. Mark Germain disclaims beneficial ownership of these shares.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended January 3, 2009 and the notes thereto. It has discussed with McGladrey & Pullen LLP, our independent registered public accounting firm for the 2008 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from McGladrey & Pullen LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey & Pullen’s communications by the Audit Committee concerning independence and discussed with McGladrey & Pullen LLP their independence from us. Based on such review and discussions, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2009 and be filed with the SEC.

Submitted by:

The Audit Committee Of

The Board of Directors

            Reid Dabney (Chairman)

            Mark S. Germain

            Stephen Block

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

PROPOSAL NO. 2:

RATIFICATION OF MCGLADREY & PULLEN LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey & Pullen LLP (“McGladrey & Pullen”) has been engaged by the Audit Committee to act in such capacity for the fiscal year ending January 2, 2010. Although it is not required to do so, our Board of Directors is asking our stockholders to ratify the Audit Committee’s selection of McGladrey & Pullen. If our stockholders do not ratify the selection of McGladrey & Pullen, another independent registered public accounting firm will be considered by our Audit Committee. Even if the selection is ratified by our stockholders, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interests of our company and its stockholders. Representatives of McGladrey & Pullen are expected to be available via telephone for, but not present at, the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

On June 20, 2008, by action of our Board of Directors, effective upon consummation of the Merger, we dismissed Moore & Associates Chartered as our independent accountants. Moore & Associates Chartered had previously been engaged as the principal accountant to audit Cody’s financial statements prior to the Merger. The reason for the dismissal of Moore & Associates Chartered was that, following the consummation of the Merger on June 20, 2008, (i) the former stockholders of ChromaDex, Inc. owned a significant amount of the outstanding shares of our capital stock and (ii) our primary business became the business previously conducted by ChromaDex, Inc. The independent registered public accountant of ChromaDex, Inc. was the firm of McGladrey & Pullen, which has been engaged as ChromaDex’s accounting firm since 2004. We believed that it was in our best interest to have McGladrey & Pullen continue to work with our business, and we therefore retained McGladrey & Pullen our new principal independent registered accounting firm, effective as of June 20, 2008. McGladrey & Pullen is located at 20 North Martingale Rd., Ste 500, Schaumburg, IL 60173-2419.

The report of Moore & Associates Chartered on the financial statements of Cody for and during the fiscal year ending November 30, 2007, and the transition report covering the period dated December 1, 2007 through December 29, 2007 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to Cody’s ability to continue as a going concern.

From the date of their initial engagement through June 20, 2008, there were no disagreements with Moore & Associates Chartered on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Moore & Associates Chartered would have caused it to make reference to the matter in connection with its reports.

Through June 20, 2008 Cody did not consult McGladrey regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K.

Audit Fees

During the period covering the fiscal years ended January 3, 2009 and December 29, 2007, McGladrey & Pullen and RSM McGladrey, Inc. performed the following professional services:

Description	2008	2007
Audit Fees (1)	$170,000	$151,000
Audit-Related Fees (2)	$18,000	$—
Tax Fees (3)	$20,000	$23,000
All Other Fees	$—	$—

(1)	Audit fees consist of fees for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports.
(2)	Audit-related fees include costs incurred for reviews of registration statements and review of the Company’s Sarbanes-Oxley Rule 404 project.
(3)	Tax fees consist of fees for the preparation of federal and state income tax returns and other matters.

Policy for Pre-Approval of Independent Auditor Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the specific service or category of service and is generally subject to a specific budget. The independent auditor and management are required to periodically communicate to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

The affirmative vote of a majority of the shares of our common stock represented at the meeting and entitled to vote is necessary to ratify the appointment of McGladrey & Pullen as our independent registered public accounting firm.

The Board recommends that you vote “FOR” the ratification of McGladrey & Pullen as independent registered public accounting firm for the fiscal year ending January 2, 2010.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of such reports. Based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements for our executive officers, directors and 10% stockholders were met during the year ended January 3, 2009 with the exception of the following: Stephen Block filed his Form 3 one day late when he became a reporting person in June 2008.

Expenses of Proxy Solicitation

Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies, and we will reimburse such brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock. Our directors, officers and employees may solicit proxies by telephone or in person (but will receive no additional compensation for such solicitation). We will bear the expense of this proxy solicitation.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K filed with the SEC for the year ended January 3, 2009 accompanies this notice of annual meeting and proxy statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material. Additional copies of the Annual Report on Form 10-K for the fiscal year ended January 3, 2009, will be provided, without charge, upon the written request of any stockholder. This request should be directed to ChromaDex Corporation, 10005 Muirlands Blvd., Suite G, Irvine, California 92618; Attn: Chief Financial Officer. Our latest quarterly report on Form 10-Q is available from our Chief Financial Officer at the foregoing address. Our Annual Report on Form 10-K and our other periodic filings are available on the SEC’s website at www.sec.gov as well as through our Company’s website at www.chromadex.com under “Investor Relations, SEC Filings.”

Stockholder Proposals

In accordance with SEC rules, if a stockholder wishes to have a proposal printed in the proxy statement to be used in connection with our next annual meeting of stockholders, such proposal must be received by Thomas C. Varvaro, Secretary, at the address above prior to December 17, 2009 in order to be included in our proxy statement and form of proxy relating to that meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) we receive notice of the proposal before the close of business on March 2, 2010 and advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior the close of business on March 2, 2010.

In addition, stockholders may present proposals, which are proper subjects for consideration at an Annual Meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified in our Bylaws. Our Bylaws require that, for other business to be properly brought before an annual meeting by a stockholder, we must have received written notice thereof not less than 60 nor more than 90 days prior to the annual meeting (or, if less than 70 days notice or other public disclosure of the date of the annual meeting is given, not later than 10 days after the earlier of the date notice was mailed or public disclosure of the date was made). The notice must set forth (a) a brief description of the business proposed to be brought before the annual meeting, (b) the stockholder’s name and address, (c) the number of shares beneficially owned by such stockholder as of the date of the stockholder’s notice, and (d) any financial interest of such stockholder in the proposal. Similar information is required with respect to any other stockholder, known by the stockholder giving notice, supporting the proposal. Any proposals we do not receive in accordance with the above standards may not be presented at the 2010 Annual Meeting of stockholders.

If the proposal includes the nomination of a person to become a director, the nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in our bylaws. In addition, the notice of nomination must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be considered independent under Rule 10A-3 under the Exchange Act, or, alternatively, a statement that the recommended candidate would not be independent. A nomination which does not comply with the above requirements will not be considered.

OTHER BUSINESS

The Board knows of no other matters that are likely to come before the meeting. If any such matters should properly come before the meeting, however, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

Thomas C. Varvaro

Chief Financial Officer and Secretary

April 16, 2009

CHROMADEX CORPORATION

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of ChromaDex Corporation (the “Company”) hereby revokes all previously granted proxies and appoints each of Frank L. Jaksch, Jr. and Thomas C. Varvaro as their attorneys, agents and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as the undersigned has designated, all the shares of common stock of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of ChromaDex, Inc., 10005 Muirlands Boulevard, Suite G, First Floor, Irvine, CA 92618, at 2:00 p.m. Pacific Time on May 13, 2009, and at any and all postponements or adjournments thereof.

1.	Election of Directors

☐ FOR ALL	☐ FOR ALL EXCEPT*[ ]	☐ WITHHOLD AUTHORITY FOR ALL

01 Stephen Block	02 Reid Dabney	03 Hugh Dunkerley	04 Mark S. Germain
05 Frank L. Jaksch, Jr.	06 Kevin M. Jaksch	07 Thomas C. Varvaro

•

NOTE: To withhold authority to vote for any individual, mark the FOR ALL EXCEPT box and enter the number next to the name(s) of the exceptions in the space provided. Unless authority to vote for all the foregoing individuals is withheld, this proxy will be deemed to confer authority to vote for every individual whose name is not listed.

2.	Ratification of McGladrey & Pullen LLP As Independent Registered Public Accounting Firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.     In accordance with the discretion of the proxy as to all other business as may come before the meeting. If any other matter is presented, your proxies will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. The Board of Directors at present knows of no other business to be presented at the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL OF THE PROPOSALS, INCLUDING THE ELECTION OF ALL OF THE DIRECTORS LISTED IN PROPOSAL 1 ABOVE.

This Proxy revokes any proxy to vote such shares at the Annual Meeting heretofore given by the undersigned. Please sign and date below.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revokes any and all proxies the undersigned has given before to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement which accompanies the notice.

DATED: , 2009
(Signature)

(Signature, if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED TO THE COMPANY, C/O JENNY ROBLES AT 10005 MUIRLANDS BOULEVARD, SUITE G, IRVINE, CA 92618.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 13, 2009. The proxy statement and annual report to security holders are available at http://www.chromadex.com/ir/proxy2009.pdf